FOURTH AMENDMENT

            FOURTH AMENDMENT (this "Fourth Amendment"), dated as of February 8, 2000, to the Credit Agreement, dated as of March 4, 1997, as modified by the Waiver and First Amendment dated as of November 25, 1997, the Waiver dated as of February 11, 1998, the Waiver and Second Amendment dated as of May 27, 1998, the Waiver dated as of November 13, 1998 and the Third Amendment dated as of October 8, 1999 (as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among PACKARD BIOSCIENCE COMPANY, a Delaware corporation ("Packard"), the Subsidiary Borrowers party thereto, the lenders from time to time parties thereto (the "Lenders"), BANC OF AMERICA SECURITIES LLC and CIBC OPPENHEIMER CORP., as co-arrangers and co-syndication agents (in such capacities, the "Co-Arrangers" and the "Co-Syndication Agents"), CANADIAN IMPERIAL BANK OF COMMERCE, as documentation agent (in such capacity, the "Documentation Agent"), and BANK OF AMERICA, N.A., as administrative agent.

                              W I T N E S S E T H :

            WHEREAS, Packard has requested that the Lenders agree to amend the Credit Agreement upon the terms and subject to the conditions set forth herein; and

            WHEREAS, the Lenders have agreed to such amendment only upon the terms and subject to the conditions set forth herein;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

            1. Defined Terms. Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Credit Agreement.

            2. Amendments to Section 1.1. (a) The definition of "Applicable Margin" set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "Applicable Margin": (a) in the case of Revolving Credit Loans, the per annum rate determined pursuant to the Pricing Grid, (b) in the case of Term Loans that are Base Rate Loans, 2-1/4% per annum, and (c) in the case of Term Loans that are Eurodollar Loans, 3-1/4% per annum.

            (b) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definition in the appropriate alphabetical order:

            "CCP Earn-Out Payments": payments made by Packard or any of its Subsidiaries in connection with the acquisition by Packard or any of its Subsidiaries of the portion of the Capital Stock of Carl Consumable Products LLC ("CCP") not already owned by it in an amount not to exceed 25% of the amount by which operating profit of CCP (determined in accordance with the documentation entered into in connection with such acquisition as originally in effect) exceeds $530,000, for each of the fiscal years from 2000 through 2004.

            3. Amendment to Section 5.7(d). The percentage "3-3/4%" set forth in
Section 5.7(d) of the Credit Agreement is hereby changed to "4-1/4%".

            4. Amendment to Section 8.2(c). Section 8.2(c) of the Credit Agreement is hereby amended by adding the following parenthetical immediately after the words "45 days after the end of each fiscal year of Packard" contained therein:

      "(or, in the case of Projections for the 2000 fiscal year, no later than April 15, 2000)"

            5. Amendments to Section 9.8(g). (a) Section 9.8(g) of the Credit Agreement is hereby amended by (a) changing the amount "$70,000,000" to the amount "$85,000,000".

            (b) Section 9.8(g) of the Credit Agreement is hereby amended by adding the following sentence to the end thereof.

      "In addition to the foregoing, the CCP Earn-Out Payments shall be permitted, and shall not count as utilization of any of the basket amounts set forth in this paragraph."

            6. Pricing Grid. The Pricing Grid is hereby amended and restated in its entirety as follows:

===============================================================================================================
 Consolidated Leverage Ratio         Applicable Margin          Applicable Margin for       Commitment Fee Rate
                                    for Eurodollar Loans           Base Rate Loans
---------------------------------------------------------------------------------------------------------------
Greater than or equal to
4.50:1.00                                  2.875%                       1.875%                     0.500%
---------------------------------------------------------------------------------------------------------------
Greater than or equal to
4.00:1.00, but less than
4.50:1.00                                  2.250%                       1.250%                     0.375%
---------------------------------------------------------------------------------------------------------------
Greater than or equal to
2.50:1.00, but less than 4.00              1.750%                       0.750%                     0.300%
---------------------------------------------------------------------------------------------------------------
Less than 2.50:1.00                        1.250%                       0.250%                     0.250%
===============================================================================================================

            7. Conditions to Effectiveness. This Fourth Amendment shall become effective (the actual date of such effectiveness, the "Fourth Amendment Effective Date") as of the date first above written when (a) counterparts hereof shall have been duly executed and delivered by the Required Lenders, Packard and the Administrative Agent and acknowledged by each Subsidiary Guarantor and (b) Packard shall have paid to the Administrative Agent for distribution to the relevant Lenders an amendment fee (the "Amendment Fee") equal to 0.125% of the sum of the Revolving Credit Commitment and Term Loans of each Lender that has submitted an executed signature page to this Amendment by facsimile transmission to the Administrative Agent or its counsel prior to 12:00 Noon, California time, on February 15, 2000.

            8. Representations. Packard represents and warrants that:

            (a) this Fourth Amendment has been duly authorized, executed and delivered by Packard;

            (b) each of this Fourth Amendment, and the Credit Agreement as amended by this Fourth Amendment, constitutes the legal, valid and binding obligation of Packard;

            (c) each of the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct as of the Fourth Amendment Effective Date; provided that references in the Credit Agreement to this "Agreement" shall be deemed references to the Credit Agreement as amended by this Fourth Amendment; and

            (d) after giving effect to this Fourth Amendment, there does not exist any Default or Event of Default.

            9. Continuing Effect. Except as expressly amended or waived hereby, the Credit Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.

            10. Expenses. Packard agrees to pay and reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, and delivery of this Fourth Amendment, including the reasonable fees and expenses of counsel to the Administrative Agent.

            11. Counterparts. This Fourth Amendment may be executed on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            12. GOVERNING LAW. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                       PACKARD BIOSCIENCE COMPANY


                                       By:______________________________________
                                          Name:
                                          Title:


                                       CANBERRA SEMICONDUCTOR N.V.


                                       By:______________________________________
                                          Name:
                                          Title:

                                       HARWELL INSTRUMENTS LIMITED

                                       By:______________________________________
                                          Name:
                                          Title:


                                       BANK OF AMERICA, N.A., as Administrative
                                       Agent

                                       By:______________________________________
                                          Name:  Dietmar Schiel
                                          Title: Vice President


                                       BANK OF AMERICA, N.A., as a Lender

                                       By:______________________________________
                                          Name:
                                          Title:


                                       CANADIAN IMPERIAL BANK OF COMMERCE

                                       By:______________________________________
                                          Name:
                                          Title:


                                       ABN AMRO BANK N.V.

                                       By:______________________________________
                                          Name:
                                          Title:

                                       By:______________________________________
                                          Name:
                                          Title:


BANKBOSTON, N.A.                       FLEET NATIONAL BANK

By:___________________________         By: ______________________________
Name:                                  Name:
Title:                                 Title:

                                       BANK OF SCOTLAND

                                       By:______________________________________
                                          Name:
                                          Title:


                                       IBJ WHITEHALL BANK & TRUST COMPANY
                                         (fka IBJ Schroder Bank & Trust Company)

                                       By:______________________________________
                                          Name:
                                          Title:


                                       GENERAL ELECTRIC CAPITAL CORPORATION

                                       By:______________________________________
                                          Name:
                                          Title:


                                       CITIZENS BANK OF MASSACHUSETTS
                                         (successor to State Street Bank and
                                         Trust Company)


                                       By:______________________________________
                                          Name:
                                          Title:


                                       ALLSTATE LIFE INSURANCE COMPANY

                                       By:______________________________________
                                          Name:
                                          Title:

                                       By:______________________________________
                                          Name:
                                          Title:

                                       ALLSTATE INSURANCE COMPANY

                                            By:_________________________________
                                               Name:
                                               Title:

                                            By:_________________________________
                                               Name:
                                               Title:

                                       THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                       COMPANY

                                       By:______________________________________
                                          Name:
                                          Title:


                                       SENIOR DEBT PORTFOLIO

                                       By:  Boston Management and Research,
                                            as Investment Advisor

                                            By:_________________________________
                                               Name:
                                               Title:


                                       COMMERCIAL LOAN FUNDING TRUST I

                                       By:  Lehman Commercial Paper, Inc.,
                                            not in its individual capacity but
                                            solely as Administrative Agent

                                            By:_________________________________
                                               Name:
                                               Title:


                                       FEDERAL STREET PARTNERS

                                       By:______________________________________
                                          Name:
                                          Title:

                                       EATON VANCE SENIOR INCOME TRUST

                                       By:  Eaton Vance Management, as
                                            Investment Advisor

                                            By:_________________________________
                                               Name:
                                               Title:


                                       CITIZENS BANK OF CONNECTICUT

                                            By:_________________________________
                                               Name:
                                               Title:

                                            By:_________________________________
                                               Name:
                                               Title: